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                                  EXHIBIT 23.1
                      CONSENT OF HACKER, JOHNSON & SMITH PA


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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53362) pertaining to the First Federal Savings Bank of Lake County Employee Stock Ownership Plan and 401(k) Plan (the "Plan") of our report dated March 31, 2004 with respect to the financial statements and supplemental schedule of the Plan at December 31, 2002 and 2003 and for the year ended December 31, 2003 included in the Form 11-K.


/s/Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
June 11, 2004